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                                                                  Exhibit 8.1

                                 (212) 735-8735



                                                 January 20, 1999



Moto Guzzi Corp.
Two Worlds Fair Drive
Franklin Township
Summerset, New Jersey 08873

                  Re:      North Atlantic Acquisition Corp.
                           Registration Statement on Form S-4
                           ----------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Moto Guzzi Corp., a Delaware corporation ("Guzzi Corp.") in connection with the proposed merger (the "Merger") of Guzzi Corp. with and into North Atlantic Acquisition Corp., a Delaware corporation ("NAAC"), pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated August 18, 1998, as amended by the First Amendment thereto dated December 3, 1998 (the "Merger Agreement") by and among NAAC, Guzzi Corp., and Trident Rowan Group, Inc., a Maryland corporation ("TRG"), as described in the Registration Statement on Form S-4 filed by NAAC with the Securities and Exchange Commission on October 2, 1998, as amended (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of Form S-4 under the Securities Act of 1933, as amended. Capitalized terms used in this letter shall have the same meanings as the terms used in the Registration Statement.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement and Plan of Merger and Reorganization, as amended, (ii) the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. This opinion is further subject to the receipt by



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Moto Guzzi Corp.
January 20, 1999
Page 2


us, prior to the Effective Date, of certain written representations and covenants of Guzzi Corp., NAAC, and TRG.

                  Our opinion is based on the Internal Revenue Code of 1986, as currently in effect, Treasury Regulations proposed or promulgated thereunder, and judicial decisions, all of which are subject to change either prospectively or retroactively. Any change in applicable law or in any of the facts or circumstances described in the Registration Statement, or inaccuracies in any of the statements or assumptions upon which we have relied, may affect the conclusions expressed herein. We also note that the tax matters relating to the transactions described in the Registration Statement are complex and are subject to varying interpretations. Thus, there can be no assurance that the Internal Revenue Service will not take a position in conflict with the opinion we express herein, which position might ultimately be sustained by the courts.

                  Based upon and subject to the foregoing, in our view, the discussion in the Registration Statement under the headings "Federal Income Tax Consequences to Guzzi Corp. Stockholders" and "Federal Income Tax Consequences to Guzzi Corp. and NAAC" fairly and accurately reflects our opinion as to the Federal income tax matters discussed therein.

                  This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Federal Income Tax Consequences to Guzzi Corp. Stockholders" and "Federal Income Tax Consequences to Guzzi Corp. and NAAC" in the Registration Statement.

                                      Very truly yours,



                                      MORRISON COHEN SINGER
                                         & WEINSTEIN, LLP